UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________
FORM 8-K

__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2016

United Financial Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Boulevard, Glastonbury, CT	06033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of United Financial Bancorp, Inc. (the “Company”) was held on May 19, 2016 (the “Annual Meeting”). There were 49,670,748 shares of Common Stock eligible to be voted at the Annual Meeting and 43,523,638 shares were represented at the meeting by the holders thereof, which constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	One Director was re-elected at the Annual Meeting, Robert A. Stewart, Jr. to serve for a four-year term by the following vote:

Director	For	Withheld	Non-Vote
Robert A. Stewart, Jr.	34,552,528	1,148,378	7,822,732

2.
Approval of the Company’s executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement.

For	Against	Abstain	Non-Vote
32,544,953	2,800,417	355,536	7,822,732

3.	Ratification of the appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2016 was approved by the stockholders by the following vote:

For	Against	Abstain
42,104,259	526,863	892,516

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2016	UNITED FINANCIAL BANCORP, INC. Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell Executive Vice President/ Chief Financial Officer